Exhibit 1.1
3,750,000 American Depositary Shares
REDGATE MEDIA GROUP
American Depositary Shares Representing 7,500,000 Common Shares
(par value US$0.0025 per share)
UNDERWRITING AGREEMENT
                    , 2010
Brean Murray, Carret & Co., LLC
570 Lexington Avenue
New York, New York 10022
I-Bankers Securities, Inc.
505 Park Avenue, 3rd Floor
New York, New York 10022
As Representatives of the Several Underwriters
Ladies and Gentlemen:
          Redgate Media Group, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 3,750,000 American Depositary Shares (“ADSs”) representing 7,500,000 shares (the “Firm ADSs”) of the Company’s common shares, par value US$0.0025 per share (the “Common Shares”). The respective amounts of the Firm ADSs to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 562,500 ADSs representing 1,125,000 shares (the “Option ADSs”) of Common Shares for the purpose of covering over-allotments in connection with the sale of the Firm ADSs. The Firm ADSs and the Option ADSs are collectively called the “Offered ADSs.”
          The Offered ADSs are to be issued pursuant to a deposit agreement, to be dated as of                     , 2010 (the “Deposit Agreement”), and to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of ADSs issued thereunder. Each ADS will initially represent the right to receive two Common Share(s) deposited pursuant to the Deposit Agreement.

          The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form F-1 (No. 333-164983), including a Preliminary Propectus relating to the ADSs, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any Preliminary Propectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules. Reference made herein to any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, including pursuant to Item 5 of Form F-1 under the Securities Act, as of the date of such Preliminary Prospectus, the Statutory Prospectus, or the Prospectus, as the case may be, or thereafter, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
          The Company understands that the Underwriters propose to make a public offering of the Offered ADSs, as set forth in and pursuant to the Statutory Prospectus and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

          1. Sale, Purchase, Delivery and Payment for the ADSs. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
          (a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$           per ADS (the “Initial Price”), the number of Firm ADSs set forth opposite the name of such Underwriter under the column “Number of Firm ADSs to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.
          (b) The Company hereby grants to the several Underwriters an option (the “Over-Allotment Option”) to purchase, severally and not jointly, all or any part of the Option ADSs at the Initial Price. The number of Option ADSs to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option ADSs to be purchased by the Underwriters as such Underwriter is purchasing of the Firm ADSs. Such option may be exercised by the Representatives on behalf of the Underwriters only to cover over-allotments in the sales of the Firm ADSs by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm ADSs Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company at least two business days before the Option ADSs Closing Date (as defined below), setting forth the number of Option ADSs to be purchased and the time and date (but in no event prior to the Firm ADSs Closing Date) of such purchase.
          (c) Payment of the purchase price for, and delivery of the American Depositary Receipts (“ADRs”) evidencing the ADSs for, the Firm ADSs shall be made at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm ADSs Closing Date”). In addition, in the event that any or all of the Option ADSs are purchased by the Underwriters, payment of the purchase price, and delivery of the ADRs, for such Option ADSs shall be made at 10:00 a.m., New York City time, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option ADSs Closing Date”). The Firm ADSs Closing Date and any Option ADSs Closing Date are called, individually, a “Closing Date” and together, the “Closing Dates.”
          (d) Payment shall be made to the Company by wire transfer of immediately available funds against delivery of the Firm ADSs to the Representatives or for the respective accounts of the Underwriters through the facilities of the Depository Trust Company (“DTC”).
          (e) The ADRs evidencing the ADSs shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm ADSs Closing Date or, in the case of Option ADSs, on the day of notice of exercise of the Over-Allotment Option. The Company will cause the ADRs representing the ADSs to be made available for checking and packaging, at the office of the Depositary or the Custodian, on the full business day before the Firm ADSs Closing Date (or the Option ADSs Closing Date in the case of the Option ADSs).
          2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm ADSs Closing Date and as of each Option ADSs Closing Date (if any), as follows:
          (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective and the date any supplement to or amendment of the Prospectus is filed with the Commission, each of the Registration Statement and the Prospectus, as amended or supplemented, will comply, in all material respects, with the requirements of the Securities Act and the Rules. The Registration Statement did not, as of the Effective Date, and will not, as of the date any post-effective amendment to the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of the Prospectus, the date any supplement to or amendment of the Prospectus is filed with the Commission and each Closing Date, as the case may be, the Prospectus, as amended or supplemented, will not contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus, as amended or supplemented, complied, in all material respects, with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be (the “Underwriter Information”).
          (b) As of the Applicable Time (as hereinafter defined), neither (i) the Statutory Prospectus (as defined below) and the price to the public and the number of ADSs offered and sold, as indicated on the cover page of the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.
          Each Issuer Free Writing Prospectus, including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act, each, a “Road Show”) (i) is identified in Schedule III hereto; and (ii) complied when issued, and complies, in all material respects, with the requirements of the Securities Act and the Rules. The Company has made at least one version of the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Offered ADSs (and if there is more than one version of a Road Show for the Offering that is a written communication, the version available without restriction was made available no later than the other versions).
          As used in this Section and elsewhere in this Agreement:
          “Applicable Time” means 6:00 p.m. (Eastern time) on the date of this Underwriting Agreement.
          “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Offered ADSs that is included in the Registration Statement immediately prior to the Applicable Time.
          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the ADSs, including, without limitation, each Road Show.
          (c) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.
          (d) Each Issuer Free Writing Prospectus does not conflict with information contained in the Registration Statement, the General Disclosure Package or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.
          (e) A registration statement on Form F-6 (File No. 333-165039) in respect of the ADSs (the “ADS Registration Statement”) has been filed with the Commission and has been declared effective; the ADS Registration Statement, including all exhibits thereto, when it became effective, complied, and as amended or supplemented, if applicable, will comply, in all respects with the applicable requirements of the Securities Act and the Rules, and the ADS Registration Statement, when it became effective, did not, and as amended or supplemented, if applicable, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (f) The financial statements of the Company (including all notes thereto) included in the Registration Statement, the General Disclosure Package and Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated entities at the dates indicated and the statements of operations, statements of owners’ equity and statements of cash flows of the Company and its consolidated entities for the periods specified; and such financial statements and related notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved other than as described therein. No other financial statements are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. The summary and selected financial data included in the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments therein are appropriate to give effect to the transactions and circumstances referred to therein.
          (g) PricewaterhouseCoopers Zhong Tian CPAs Limited Company (the “Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by their reports, was (A) independent public accountants as required by the Securities Act and the Rules; (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and (C) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
          (h) The Company does not own or control, directly or indirectly, any corporation, association or entity other than those listed in Exhibit A hereto.
          (i) The Company and each of its Subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, (each, a “Subsidiary”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the General Disclosure Package and the Prospectus, and to own, lease and operate its properties except where the failure to be in good standing or have such requisite power or authority would not have a material adverse effect on the properties, condition, financial or otherwise, or on the results of operations or business affairs of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary (except for Shanghai Yarun Culture Communications Co., Ltd. (“Yarun”) and Guangzhou Winclick Information and Technology Co., Ltd. (“Winclick”)) have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a Material Adverse Effect; and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
          (j) The Company and each of its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement or the Deposit Agreement and to issue and sell the ADSs.
          (k) The Company and each of its Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither the Company nor any of its Subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.
          (l) At the time of filing the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules.
          (m) The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. All property held under lease by the Company and its Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any event which could have a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement or Prospectus, neither the Company nor its Subsidiaries has (A) issued any securities or incurred any long-term or material liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) except for regular dividends on the Common Shares in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.
          (n) Except for the entities incorporated in the PRC as listed on Schedule IV (each a “PRC Entity”) and any of the Subsidiaries incorporated in the PRC, the Company has no direct or indirect subsidiaries or any other entity over which it has direct or indirect effective control incorporated or operating in the PRC. Each PRC Entity has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of the PRC. The liability of the Company in respect of equity interests held in each PRC Entity is limited to its investment therein. Each PRC Entity’s business license is in full force and effect. Each of the PRC Entity (i) has all requisite power and authority to carry on its business as is currently being conducted and as described in the Registration Statement, the General Disclosure Package or the Prospectus, and to own, lease and operate its respective properties, and (ii) is duly qualified to do business as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or for those failures to be so qualified which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Articles of Association of each PRC Entity comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.
          (o) There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the General

Disclosure Package or the Prospectus or listed in the exhibits to the Registration Statement is, unless otherwise described therein, in full force and effect and is valid and enforceable by and against the Company or the Subsidiaries, if a Subsidiary is a party, as the case may be, in accordance with its terms. Neither the Company nor any of the Subsidiaries, if a Subsidiary is a party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a Subsidiary, if a Subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or its properties or business or a Subsidiary or its properties or business may be bound or affected, which default or event, individually or in the aggregate, would have a Material Adverse Effect.
          (p) There are no business relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required under the Securities Act or Rules to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.
          (q) The statistical and market related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
          (r) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any Subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
          (s) This Agreement has been duly authorized, executed and delivered by the Company.
          (t) Neither the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Offered ADSs) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which either the Company or the Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of the Subsidiaries or violate any provision of the charter or by-laws of the Company or any of the Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
          (u) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.
          (v) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.
          (w) Neither the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the ADSs) are or will be, as of the date hereof or at each Closing Date, adversely affected by the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”).
          (x) The statements set forth in the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to the People’s Republic of China—Any requirement to obtain prior CSRC approval could delay this offering and failure to obtain this approval, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our ADSs, and could also create uncertainties for this offering.” when taken together with the statements under “Regulations on Overseas Listing,” are fair and accurate summaries of the matters described therein in all material respects, and nothing has been omitted from such summaries that would make the same misleading in any material respect.
          (y) Each of the Company and the Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.
          (a) (A) Each party to each of the agreements described under the caption “Our Corporate Structure—Contractual Arrangements” in the General Disclosure Package and the Prospectus relating to the Company’s corporate structure to which any of Redgate Media AD Co., Ltd. (“Wanli”), Beijing Redgate Online Information Technology Co., Ltd. (“Redgate Online”) and the shareholders of Wanli and Redgate Online is a party (collectively, the “VIE Agreements”) has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and have authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The execution and delivery by Wanli, Redgate Online and shareholders of Wanli and Redgate Online of, and the performance by Wanli, Redgate Online and shareholders of Wanli and Redgate Online of their respective obligations under, each of the VIE Agreements and the consummation by Wanli, Redgate Online and shareholders of Wanli and Redgate Online of the transactions contemplated therein did not, does not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Wanli, Redgate Online and shareholders of Wanli and Redgate Online, as the case may be, are a party or by which the Company, Wanli, Redgate Online and shareholders of Wanli and Redgate Online are bound or to which any of the properties or assets of the Company, Wanli, Redgate Online and shareholders of Wanli and Redgate Online are subject; (ii) result in any violation of the provisions of constitutive documents or business license of the Company, Wanli or Redgate Online, as the case may be; or (iii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, Wanli, Redgate Online and shareholders of Wanli and Redgate Online or any of their properties, except, in the case of the clauses (i), (ii) and (iii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
               (B) To ensure the legality, validity, enforceability and performance of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, except that (i) the exercise of the options to purchase all of the equity interest in Wanli under the deeds of agreement among Redgate Media (Beijing) Co., Ltd. (“Redgate Beijing”), Redgate Media (Hong Kong) Limited (“Redgate Media (Hong Kong)”), Wanli and the shareholders of Wanli (the “Wanli Call Option Agreement”) shall be approved by and/or registered with the relevant PRC governmental authorities; and (ii) the equity pledge under the equity pledge agreement among Redgate Beijing, Redgate Media (Hong Kong) and the shareholders of Wanli shall be registered with the relevant PRC governmental authorities to effect the pledge thereunder; nor is it necessary that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for any tax implication for exercise of the call options under the Wanli Call Option Agreement depending on the exercise price and the general power of tax authority to re-assess transactions under the Wanli Call Option Agreement.
          (b) The Company has authorized the outstanding capital stock as set forth under the caption “Capitalization” in the General Disclosure Package and the Prospectus. The certificates evidencing the ADSs are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding Common Shares have been duly and validly issued and are fully paid. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any Common Shares of the Company or any of its Subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. The ADSs, when issued and sold pursuant to this Agreement, will be duly and validly issued and fully paid and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any ADS or share of the Company or any of the Subsidiaries or any security convertible into, or exercisable or exchangeable for, such ADS or shares. All grants of options on the Common Shares were validly issued and properly approved by the Board of Directors of the Company in material compliance with all applicable laws and the terms of the plans under which such options were issued and were recorded in the Company’s financial statements in accordance with GAAP, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Common Shares and the ADSs conform in all material respects to all statements in relation thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. All outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and are owned directly by the Company or by a wholly-owned Subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as described in the General Disclosure Package and the Prospectus.
          (c) The Common Shares underlying the Offered ADSs to be purchased by the Underwriters have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and fully paid, and the issuance of such Common Shares will not be subject to any preemptive or similar rights. The Common Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the ADSs as contemplated by the Deposit Agreement.

          (d) Upon the due issuance by the Depositary of ADRs evidencing the ADSs against deposit of Common Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.
          (e) The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares,” insofar as they purport to constitute summaries of the terms of the Common Shares, ADSs and ADRs, or describe the provisions of the laws and documents referred to therein, are accurate and fair summaries or descriptions of such terms and provisions in all material respects.
          (f) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company and each shareholder of the Company listed on Schedule II hereto has delivered to the Representatives his lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).
          (g) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (h) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the ADSs by the Company.
          (i) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Deposit Agreement by the Company. The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
          (j) Neither the Company nor any of its Subsidiaries is involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

          (k) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the General Disclosure Package and the Prospectus.
          (l) The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Common Shares, ADSs or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the ADSs on the NASDAQ Global Market in accordance with Regulation M.
          (m) The Company and each of its Subsidiaries has filed all necessary tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor, to the Company’s best knowledge, are there any material proposed additional tax assessments against the Company or any of its Subsidiaries.
          (n) The ADSs have been duly authorized for listing on the NASDAQ Global Market, subject to official notice of issuance. A registration statement has been filed on Form 8-A (File No. 001-34640) pursuant to Section 12 of the Exchange Act; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement, when it became effective, conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (o) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or the listing of the ADSs on the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.
          (p) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (q) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are reasonably designed to ensure that material information required to be disclosed by the Company will be made known to the Company’s principal executive officer and its principal financial officer by others within the Company; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.
          (r) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.
          (s) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.
          (t) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the NASDAQ Global Market and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASDAQ Global Market. The audit committee has reviewed the adequacy of its charter within the past twelve months.
          (u) The Company is actively taking steps to ensure that it will be in compliance with all other applicable provisions of the Sarbanes-Oxley Act of 2002, any related rules and regulations promulgated by the Commission and corporate governance requirements under applicable NASDAQ regulations upon the effectiveness of such provisions and has no reason to believe that it will not be able to comply with such provisions at the time of effectiveness.
          (v) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the General Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company’s or its Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
          (w) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Offered ADSs for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
          (x) There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater shareholder of the Company, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or otherwise disclosed in writing to the Representatives. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 and 5190 and NASD Conduct Rule 2720 is true, complete and correct.
          (y) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement and the Deposit Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.
          (z) (i) Each of the Company and each of its Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied in the United States by the Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable United States state or local law. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.
          (aa) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
          (bb) The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of net proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (cc) The Company believes that it is not a passive foreign investment company (“PFIC”) as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) in 2009, and that the consummation of the transactions contemplated hereby and the application of the net proceeds as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not cause it to become a PFIC in 2010.
          (dd) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
          (ee) Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such Subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

          (ff) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the applicable money laundering statutes of all jurisdictions and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
          (gg) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (hh) None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (A) the Firm ADSs Closing Date, or the Option ADSs Closing Date and (B) completion of the distribution of the ADSs; and (C) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the ADSs other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 5(f) below.
          (ii) Except to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the equity interests of the Company and its Subsidiaries may under current laws and regulations of the Cayman Islands, Hong Kong, British Virgin Islands and the PRC be converted into foreign currency that may be freely transferred out of the Cayman Islands, Hong Kong, the British Virgin Islands and the PRC, as the case may be, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands, Hong Kong, the British Virgin Islands and the PRC and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands, Hong Kong, the British Virgin Islands and the PRC without the necessity of obtaining governmental authorization in the Cayman Islands, Hong Kong, the British Virgin Islands and the PRC.
          (jj) The statements in the General Disclosure Package and the Prospectus under the captions “Business—Legal and Administrative Proceedings,” “Related Party Transactions,” “Regulation” and “Taxation”, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information with respect to such documents and matters. Accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.
          (kk) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

          (ll) Under the laws of the Cayman Islands, the courts of the Cayman Islands recognize and give effect to the choice of law provisions set forth herein and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth herein will be recognized by the courts of the PRC and any judgment obtained in a New York Court (as defined below) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.
          (mm) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the ADSs pursuant to the Registration Statement. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
          (nn) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.
          Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
          The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
          3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Offered ADSs are subject to each of the following terms and conditions:
          (a) Notification that the Registration Statement and the ADS Registration Statement have become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

          (b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.
          (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.
          (d) The Representatives s hall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.
          (e) The Representatives shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representatives and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representatives and dated the date of such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (f) The Representatives shall have received on each Closing Date a written opinion of Sullivan & Cromwell LLP, United States counsel for the Company, dated the Closing Date and addressed to the Underwriters in form and substance satisfactory to the Representatives.
          (g) The Representatives shall have received a written opinion of Robertsons, Hong Kong counsel for the Company, dated the Closing Date and addressed to the Underwriters in form and substance satisfactory to the Representatives.
          (h) The Representatives shall have received a written opinion of Conyers, Dill & Pearman, Cayman Islands counsel for the Company, dated the Closing Date and addressed to the Underwriters in form and substance satisfactory to the Representatives.
          (i) The Representatives shall have received a written opinion of Conyers, Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date and addressed to the Underwriters in form and substance satisfactory to the Representatives.
          (j) The Representatives shall have received a written opinion of Fangda Partners, PRC counsel for the Company, dated the Closing Date and addressed to the Underwriters in form and substance satisfactory to the Representatives.
          (k) The Representatives shall have received a written opinion of DLA Piper Hong Kong, United States counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters in form and substance satisfactory to the Representatives.
          (l) The Representatives shall have received a written opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters in form and substance satisfactory to the Representatives.
          (m) The Representatives shall have received a written opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date and addressed to the Underwriters in form and substance satisfactory to the Representatives.
          (n) All proceedings taken in connection with the sale of the Firm ADSs and the Option ADSs as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel.
          (o) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule III hereto.
          (p) The ADSs shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

          (q) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
          (r) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.
          (s) The Representatives shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or, to the Company’s knowledge, threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its Subsidiaries, considered as a whole, that makes it impractical or inadvisable in the Representatives’ judgment to proceed with the purchase or offering of the Offered ADSs as contemplated hereby.
          (t) The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.
          4. Covenants and other Agreements of the Company and the Underwriters.
          (a) The Company covenants and agrees as follows:
     (i) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any order preventing or suspending the use of any Preliminary Propectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representatives a copy prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     (ii) If, at any time when a prospectus relating to the ADSs (or, in lieu thereof, a notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company shall promptly prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.
     (iii) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement and the ADS Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (iv) The Company shall make generally available to its shareholders and to the Representatives as soon as practicable, but not later than 60 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering a period of at least 12 months beginning after the Effective Date, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.
     (v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, two signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and the ADS Registration Statement and all amendments thereof and the ADS Registration Statement, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement, the ADS Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the ADSs for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may reasonably designate and shall maintain such qualifications in effect so long as required for the distribution of the ADSs; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
     (vii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
     (viii) Without the prior written consent of the Representatives, for a period of 180 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the ADSs pursuant to the Registration Statement, the General Disclosure Package and the Prospectus and the issuance of shares pursuant to the Company’s existing employee share option scheme or founders share option scheme as described in the Registration Statement and the Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company’s existing employee share option scheme or founders share option scheme that are exercisable during such 180 day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180 period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of the Representatives, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any Common Shares (or any securities convertible into, exercisable for, or exchangeable for any Common Shares) owned by such person. Notwithstanding the foregoing, (i) the Company represents and warrants that each such grantee or purchaser or holder of such registered securities shall be subject to similar lockup restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period and (ii) if (x) during the last 17 days of the 180 day period described in this Section 5(a)(vii) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 180 day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period; the restrictions imposed during this Section 5(a)(vii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
     (ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NASDAQ Global Market (including any required registration under the Exchange Act). Additionally, the Company shall report the use of proceeds from the issuance of the ADSs as may be required under Rule 463 under the Securities Act.
     (x) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the ADSs without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.
     (xi) The Company will apply the net proceeds from the offering of the ADSs in the manner set forth under “Use of Proceeds” in the Prospectus.
          (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the ADSs and the performance of the obligations of the Company under this Agreement and the Deposit Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement, including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of the ADRs to the Underwriters; (iii) the registration or qualification of the ADSs for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the ADSs by the Underwriters or by dealers to whom ADSs may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the ADSs for quotation on the NASDAQ Global Market; (vii) all transfer taxes, if any, with respect to the sale and delivery of the ADSs by the Company to the Underwriters; (viii) the costs and charges of any transfer agent, registrar or depositary; Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make. The Underwriters’ roadshow expenses, except for the cost of presentation meals, and the advance of US$25,000 made by the Company to the Underwriters to cover the latter’s roadshow expenses shall be deducted from the 1% non-accountable expense allowance payable to the Underwriters with respect to the Firm ADSs.
          (c) The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Underwriters with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the company in connection with any such transaction or the process leading thereto.
          (d) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the ADSs that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the ADSs or their offering or (ii) information that describes the final terms of the ADSs or their offering and that is included in the final term sheet of the Company contemplated in section 5(e) above.
          (e) The Company agrees to furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object, and not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
          (f) Upon the closing of the Offering, the Company will issue to the Underwriters a five-year warrant to purchase a number of Common Shares equal to 5.0% of the Common Shares issued in the Offering. The exercise price of such warrant will be 120% of the offering price of the Company’s common shares in the Offering; in this connection, each of the Underwriters represents to the Company that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.
          Brean Murray, Carret & Co., LLC and I-Bankers Securities, Inc, on behalf of the several Underwriters, may, in their joint discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
          5. Indemnification.
          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal, state or foreign law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the ADSs under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the ADSs to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any and all losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with defending any action or claim) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal, state or foreign law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.
          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each case the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

          6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the ADSs pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate Initial Price of the ADSs. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.
          7. Termination.
          (a) This Agreement may be terminated with respect to the ADSs to be purchased on a Closing Date by the Representatives by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the ADSs or enforce contracts for the sale of the ADSs; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the ADSs or enforce contracts for the sale of the ADSs; (iii) trading in the ADSs or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc., the NASDAQ National Market, the London Stock Exchange or The Stock Exchange of Hong Kong Limited has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, or any other governmental or regulatory authority; or (iv) a banking moratorium in New York, London, Hong Kong, the PRC or the Cayman Islands has been declared by the relevant authorities; (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

          (b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Ordinary Shares underlying the ADSs or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Ordinary Shares underlying the ADSs agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.
          8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the ADSs agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such ADSs on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such ADSs on such terms. If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of ADSs which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the ADSs that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.
          If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such ADSs which remains unpurchased exceeds 10% of the aggregate number of all the ADSs to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Firm ADSs Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option ADSs to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 5(b), 6, 7 and 8. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.
          9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5, 6 and 7 hereof, and shall survive delivery of and payment for the ADSs. In addition, the provisions of Sections 4(b), 5, 6, 7 and 8 shall survive the termination or cancellation of this Agreement.
          This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of ADSs from any Underwriter merely because of such purchase.
          All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, Brean Murray, Carret & Co., LLC: 570 Lexington Avenue, New York, New York 10022, attention:                      and I-Bankers Securities, Inc., 505 Park Avenue, New York, New York 10022, attention:                     , with a copy to DLA Piper Hong Kong, 17/F, Edinburgh Tower, The Landmark, 15 Queen’’s Road Central, Central, Hong Kong and (b) if to the Company, Suite 2703, The Centrium, 60 Wyndham Street, Central, Hong Kong, attention: Chief Financial Officer.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Deposit Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. The Company hereby irrevocably designates CT Corporation System Inc, 111 Eighth Avenue, New York, New York 10011 as agent upon whom process against the Company may be served. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE ADS REGISTRATION STATEMENT AND THE PROSPECTUS.
          If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the relevant party or parties could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each party hereto with respect to any sum due from it to any other party hereto or any person controlling any such other party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such other party or controlling person of any sum in such other currency, and only to the extent that such other party or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such other party or controlling person hereunder, the first-mentioned party agrees as a separate obligation and notwithstanding any such judgment, to indemnify such other party or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such other party or controlling person hereunder, such other party or controlling person agrees to pay to the first-mentioned party an amount equal to the excess of the United States dollars so purchased over the sum originally due to such other party or controlling person hereunder.
          All payments made by the Company under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC or the British Virgin Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands, the PRC or the British Virgin Islands other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.
          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

REDGATE MEDIA GROUP

By
Name:
Title:

Confirmed:
BREAN MURRAY, CARRET & CO., LLC
I-BANKERS SECURITIES, INC.
Acting as representatives of the several
Underwriters named in Schedule I annexed
hereto.
By BREAN MURRAY, CARRET & CO., LLC

By
Name:
Title:

By I-BANKERS SECURITIES, INC.

By
Name:
Title:

SCHEDULE I

Name		Number of Firm ADSs to Be Purchased

Brean Murray, Carret & Co., LLC I-Bankers Securities, Inc.

Total
SCH I - 1

SCHEDULE II
Lock-up Signatories
SCH II - 1

SCHEDULE III
Issuer Free Writing Prospectuses
SCH III - 1

SCHEDULE IV
PRC Entities
Exhibit A
FORM OF LOCK-UP AGREEMENT
                    , 2010
I-Bankers Securities, Inc.
505 Park Avenue, 3rd Floor
New York, NY 10022
Ladies and Gentlemen:
     The undersigned understands that I-Bankers Securities, Inc. (“I-Bankers”), as a representative, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Redgate Media Group, a company organized and existing under the laws of the Cayman Islands (the “Company”) providing for the public offering (the “Public Offering”) by the underwriters of American Depository Shares (“ADSs”), representing common shares (“Common Shares”) of the Company, par value US$0.0025 per share.
     To induce I-Bankers and other representatives (together with I-Bankers, the "Representatives”) of the underwriters, if any, to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date of the final prospectus relating to the Public Offering (the “Prospectus”) and ending on the 180th day thereafter (the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Common Shares or any securities convertible into or exercisable or exchangeable for ADSs or Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs or Common Shares or other securities acquired in open market transactions after the completion of the Public Offering or (b) transfers of ADSs or Common Shares or any security convertible into ADSs or Common Shares (w) as a bona fide gift, (x) by will or intestacy, (y) to a family member or trust for the benefit of a family member or (z) holders of ownership interests in the undersigned or to entities wholly owned by the undersigned, provided that in the case of any transfer or distribution pursuant to clause (b), each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter. In addition, the undersigned agrees that, without the prior written consent of the

Representatives, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any ADSs or Common Shares or any security convertible into or exercisable or exchangeable for ADSs or Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s, ADSs or Common Shares except in compliance with the foregoing restrictions.
     If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waives such extension.
     No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire ADSs or Common Shares, or securities exchangeable or exercisable for or convertible into ADSs or Common Shares, provided that the undersigned does not transfer the ADSs or Common Shares acquired on such exercise or exchange during the Lock-up Period, unless otherwise permitted pursuant to the terms of this agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any ADSs or Common Shares or any securities convertible into or exercisable or exchangeable for ADSs or Common Shares within the Lock-up Period).
     The undersigned understands that the Company and the Representatives are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     The undersigned understands that, if the Underwriting Agreement is not executed by March 31, 2010, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.
(Signature pages follow.)

Very truly yours,

Name: